SCRIPT FOR 2007 Q4 CONFERENCE CALL
March 7, 2007 | 10:00 AM PST

Introduction - Lisa Rosner

Good morning everyone. My name is Lisa Rosner, VP Marketing at BroadVision. Welcome to our 2006 Q4 and full-year financial results announcement & conference call. I will first provide our standard cautionary comments on forward-looking statements and other legal matters. Then Dr. Pehong Chen, CEO and interim CFO, will review the fourth quarter and full-year results and will discuss our comprehensive12-month product roadmap, which was announced in a press release earlier this morning. As always, we'll be pleased to take your questions following the formal portion of the call.

Lisa Rosner on Administrative Information

During the course of this conference call, BroadVision may make forward-looking statements. All forward-looking statements included in this call are based upon information available to BroadVision as of the date of this call, including statements regarding our expectations of future financial results and product releases, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from BroadVision's current expectations. Actual future results may be impacted by various important factors, including, without limitation, changes in the market, competitive environment and macroeconomic conditions. Additional information on potential factors that could affect the company's financial results is included in the company's periodic reports on Forms 10-K and 10-Q, and other documents filed with the SEC. In addition, we will discuss certain non-GAAP financial measures such as net income and operating expenses that exclude restructuring charges or credits, the amortization of acquired technology and certain non-cash charges. Information about the specific pro forma adjustments is included in our earnings release published on February 26, 2007, which can be found on our website at www.broadvision.com under the "Company->Investor Relations->Investor News" page. You can also view our SEC filings and historical financial results under the "Company-> Investor Relations->Financials" page.

-- Pehong.

I. Q4 Highlights

Thanks, Lisa.

First, our Q4 and full-year 2006 results in terms of P&L, balance sheet, and other operating highlights:

Revenues

●	Q4 total revenues were $13.0 million, with $4.0 million in licenses, $6.7 million in maintenance, and $2.3 million in consulting services.

●	Sequentially, this compares to Q3'06 total revenues of $13.6 million, with $4.8 million in licenses, $6.1 million in maintenance, and $2.7 million in consulting services.

●	In comparison to the fourth quarter of 2005, Q4'05 total revenues were $14.2 million, with $3.8 million in licenses, $6.1 million in maintenance, and $4.3 million in consulting services.

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The most significant change was the year-over-year decline in consulting revenues, which can be attributable to a lagging effect caused by declining license revenues in prior quarters. Since consulting projects tend to trail licenses by 6 to 12 months, as our licenses went down during the turbulent 2005, its lagging effect finally caught up with us in the 2nd half of 2006.

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However, on a more positive note, this decline was more than offset by corresponding cost savings in both direct headcount and contractor expenses. As a result, consulting services actually generated fairly decent positive margins compared to many prior higher-revenue quarters. More on this later.

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2006 full-year revenues of $52.0 million were down 13% from 2005 revenues of $60.1 million, due primarily to declines in consulting revenues mentioned above, which were down 37%. Maintenance revenues were down 6%; license revenues up a modest 4%.

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2006 revenues by region were 60% Americas, 28% EMEA, and 12% APJ. The mix fluctuated from quarter to quarter, which is normal. This is mainly due to our smaller footprint, and as a result, the "law of small numbers¡¨. However, EMEA at 28% is lower than our historical norms, indicating rooms for improvements.

Expenses

●	Our expense structure in Q4'06 remained in check. On a GAAP basis, total costs were $6.0 million, down from $8.2 million in Q3'06, and down substantially from $41.4 million in Q4'05.

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We generated a GAAP net income of $7.0 million, or 0.09 per diluted share, representing a 30% increase from net income of $5.4 million, or $0.08 per diluted share in Q3'06, and a substantial improvement over Q4'05 GAAP net loss of $27.8 million, or 0.81 per share.

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In December, we signed a sublease agreement for some extra space under our current master lease, resulting in a favorable credit of $2.0 million in our P&L. Also we took a charge of $600K for warrant revaluation, as we are required to mark our outstanding warrants to market every quarter.

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On a pro forma basis, excluding adjustments for goodwill, business combination, restructuring, debt amortization, and excluding FAS-123R stock option expenses, Q4'06 expenses were $7.6 million, down from $9.8 million in Q3'06, and down also substantially from $12.0 million in Q4'05.

●	Pro forma net income for Q4'06, reflecting the same adjustments, was $5.4 million, up 46% from $3.7 million in Q3'06, and up 145% from $2.2 million for Q4'05.

●	Full-year 06 GAAP and pro forma expenses were $37.0 million and $39.0 million, respectively, as compared to 2005 equivalents of $99.1 million and $63.0 million, respectively.

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Full-year 2006 GAAP and pro forma net income were $15.0 million and $13.0 million, or $0.23 and $0.20 per diluted share, respectively. This compares to 2005 GAAP and pro forma net losses of $39.0 million and $2.9 million, or $1.14 and $0.08 per share, respectively.

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Regarding various cost centers of our expense structure, let's turn our attention to 4 main areas: cost of sales (which deals primarily with our direct employee and contractor expenses in consulting services), R&D, S&M, and G&A. In our Q4 GAAP results, a one-time "catch-up" adjustment concerning FAS-123R stock option expense was made. From Q1 to Q3 2006, 123R expenses were all charged to G&A. We later determined that the proper way was to charge them to their respective cost centers, hence the Q4 adjustment. Consequently, Q4 GAAP results would indicate COGS, R&D, and S&M as slightly higher than normal, while G&A would appear to be considerably lower than normal. The pro forma P&L statement in our recent earnings release would illustrate what these cost centers were, excluding 123R charges.

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We believe these pro forma numbers are useful information in tracking and analyzing the company's on-going core costs and profitability.  Information about the specific pro forma adjustments is included in our earnings release published on February 26, 2007, which can be found on our website

Margins

●	Q4 and full-year GAAP net profit margins were 54% and 29%, respectively. Both metrics represent solid improvements over prior quarters and prior year.

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Based on GAAP numbers, Q4'06 and full-year license margins were both at 99%, comparable to prior quarters and prior year. Services margin for Q4'06 was 76%, up from 69% percent in Q3'06 and 55% in Q4'05. Full-year 2006 services margin was 67%, compared to 52% for 2005.

Balance Sheet

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Our balance sheet strengthened considerably throughout 2006. As of 12/31/06, we had $37.0 million of cash, with no long-term debt. This represents a 671% increase from the year's starting cash position of $4.8 million. Positive cash flow from business operations and rights offering each contributed half of the $32.2 million cash generated during 2006.

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Receivables were $10.1MM at the end of Q4, up from $6.9MM at the end of Q3. DSO [Note: do not abbreviate on the call] in Q4 was 71 days compared to 47 days in Q3. Both increases can be attributed to the following three main reasons: (1) the holiday reason typically delays customer payments; (2) we had a two-week shutdown at the end of December, halting all year-end collections, which were all caught up during January '07; (3) specifically, we sent out a very large invoice in December which was paid in January.

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Prepaid expenses and other current assets were $1.1MM at the end of Q4, down from $2.0 MM at the end of Q3, due to the amortization of prepaid insurance and the receipt of a one time VAT refund in Italy.

●	Other assets were $0.5MM at the end of Q4, down from $1.0 MM at the end of Q3, due to the receipt of lease deposit from Japan.

●	Accounts payable decreased from $2.1MM at the end of Q3 to $1.2MM at the end of Q4, due primarily to lower expenses in Q4.

●	Accrued expenses decreased from $12.0MM at the end of Q3 to $10.5MM at the end of Q4, due primarily to lower expenses in Q4.

●	Deferred maintenance decreased from $12.7MM at the end of Q3 to $10.6MM at the end of Q4, due to the amortization of deferred maintenance.

●	Other non-current liabilities declined from $5.7MM at the end of Q3 to $3.4MM at the end of Q4, due to the credit from restructuring adjustment.

Installed base & Maintenance Analysis

●	Considering total 2006 maintenance revenues of $24.8 million, roughly 54% were generated from the Americas, 36% from EMEA, and 10% from APJ.

●	In terms of product lines, Commerce and Portal products split almost equally at 45% and 44%, respectively, with Enterprise, our core e-business framework product, at 11%.
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Headcount & Productivity

●	Q4'06 ending employee headcount was 169, representing a slight increase from Q3'06 ending headcount of 164, and a 12% decrease from the Q4'05 number of 192.

●	Full-year 2006 average employee headcount was 167, down 35% from the 2005 average of 258.

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However, productivity in terms of revenue per employee went up 34% from $233K in 2005 to $312K in 2006. Productivity in terms of net income per employee improved even more -- from a loss of $151K per employee in 2005 to a profit of $97K per employee in 2006.

Customers

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We signed 27 license deals during Q4'06, with an Average Sales Price of $173K. Key deals include Baker Hughes, BioRad Laboratories, Credem, EFG Bank, ING Bank, Iberia, Internet Security Systems, Mettler Toledo, Mercury Interactive, Unicredito, Xerox and others.

●	No deals were greater than $1 million.

II. Product Roadmap Announcement

I am pleased to announce BroadVision's comprehensive product roadmap for the next 12 months. The roadmap includes a breadth of new products including an advanced e-business framework with modular web services, agile development toolsets, a companion implementation methodology, an exciting new vertical application, and our on-demand strategy. We also are announcing the general availability of QuickSilver 3.0, the newest version of BroadVision's world-leading e-publishing solution.

Let me give more detail and color on the Roadmap:

BroadVision Kona™ e-business framework

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Central to this framework is BroadVision's fundamental intellectual property in personalization and self-service technologies, which provides organizations with a set of open, flexible and configurable services for developing compelling e-business applications quickly and efficiently.

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Kona's extensive out-of-the-box capabilities for business and technical users, standards-based approach and support for both open source and commercial web infrastructure components pair high performance with low total cost of ownership.

●	All of BroadVision Kona™ is available today.

Kona Application Services Library

Integrated with Kona is a library of flexible and modular web services, which enables more robust e-business applications. Key services include commerce, portal, content, and process. Organizations can mix and match services from this library to bring together the right combination of functionality for their e-business applications. All BroadVision Kona Application Services are generally available immediately, with incremental releases scheduled for availability throughout 2007.

BroadVision Kukini™ e-business development toolset
●	Kukini is a new standards-based toolset that enables agile application development
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It transforms web site construction's tedious tasks such as page layout, site navigation, data presentation, report generation, etc. from difficult hard-coded programs into straightforward assembly of preconfigured patterns.

●	Kukini leverages Kona's core capabilities such as the BroadVision Process™ technology and yet is independent of the Kona engine.
●	BroadVision Kukini™ is scheduled for general availability in the second quarter of 2007.

BroadVision K2 Methodology™ -- the Kona-Kukini combination

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To help our customers harness these benefits of the powerful Kona and Kukini combination, BroadVision has developed the K2 Methodology based on best practices accumulated from over 14 years of e-business project experience.

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The methodology further promotes the configuration and assembly of reusable Kona objects and Kukini patterns to deduce the amount of hard coding, which delegates laborious chores to "role players¡¨, freeing the more scarce high-end resources to focus on the inevitable but more challenging "one-off" programming tasks.

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Field implementations of the K2 Methodology have demonstrated substantial time to market gains and convincing cost savings across a wide spectrum of e-business initiatives. The BroadVision K2 Methodology™ is scheduled for general availability in the second quarter of 2007.

BroadVision eMerchandising™ -- a new solution for boosting online sales
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The first BroadVision vertical solution, eMerchandising™ gives merchants an innovative solution to boost online sales and strengthen customer relationships. Merchants can create a variety of cross- and up-sell opportunities including mix-and-match discounts, including tiered-discounting, quantity/cost combination discounting and companion discounting.

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Personalization capabilities allow targeted messaging, encouraging shoppers to take advantage of offers most germane to the items selected. An intelligent arbitration engine ensures that shoppers are always given the most advantageous discounts in real-time as shopping continues. eMerchandising™ integrates seamlessly with BroadVision Commerce 7.x and Kona Commerce platforms, as well as any non-BroadVision commerce engines.

●	The product is scheduled for general availability in April 2007.

BroadVision e-business solutions on-demand

●	Today we also announced the formation of the BroadVision On-Demand (BVOD)™ business unit, headquartered in Beijing, China.

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BVOD's on-demand solutions -- easy to setup and operate via personalized self-service without costly upfront investments and lingering maintenance overhead -- deliver compelling value to our customers immediately and continuously.

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CHRM™ (Collaborative Human Resource Management), developed using Kona-Kukini in record time and with tremendous cost savings as BVOD's first offering, has proven to be an impressive showcase for the K2 Methodology.

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This on-demand solution provides superb visibility and agility for all members of our customers' organizations to collaborate more productively in each phase of the HR management lifecycle, creating a strategic competitive advantage through the efficient management of human assets.

●	CHRM™ is scheduled for general availability in the second quarter of 2007.

BroadVision QuickSilver™ 3.0
BroadVision QuickSilver™ provides powerful features for creation and publishing of lengthy, complex documents supporting multiple output formats (including HTML, PDF, and Postscript) and automatic publishing of personalized content to BroadVision Portal solutions. QuickSilver 3.0, available immediately, delivers a number of new features including Unicode support and improved support for XML authoring.

Overall, these products were not created overnight. Instead, each of them is result of over a year, and in several cases, two years, of hard work. We're very pleased that we can now begin to harvest the fruits of these great efforts from our people. Of course, no products will sell without successful marketing and sales execution.

III. Guidance

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Because we're still in the middle of executing our 24-month turnaround plan and due to the relative newness of many of the products announced today, we have decided to not give any financial guidance during 2007. We acknowledge this approach might create certain anxiety for some investors, but we believe it would allow us to focus on our important product deliveries this year, which will benefit the company's growth strategy in the long run.

●	Having said that, we'd like to share the following thoughts:

1.	We will continue to be vigilant about our expense control, as we have demonstrated throughout 2006, with a sharp focus on achieving strong operating results and profit margins,

2.
However, while we are very proud of the Q4'06 GAAP net profit margin of 54%, we would not use it as benchmark for three reasons: (1) the favorable one-time adjustment due to the successful sublease is not a recurring item; (2) we were probably underinvested in certain areas such as sales and marketing; (3) Q1 expenses tend to be higher because of higher G&A costs in areas such as employment taxes, year-end audits, etc.

3.
From our internal planning perspective, our 2007 expenses range from the 2006 level (or about $39 million) to 5% higher. Any accrued savings from 2006, to be reinvested into our business, plus the potential 5% incremental investments, will allow us to add some modest headcount in R&D, S&M, as well as in new marketing programs to generate demand and create stronger pipelines.

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Our company remains exempt from compliance with SOX 404, including the requirement that we provide a management report on internal control over financial reporting and the related auditor's attestation this year, but would need to do a self-assessment by year-end. The corresponding increases in G&A costs have been factored in our internal expense estimation above.

IV. Summary

In summary, we are satisfied with our Q4 and full-year 2006 results. But as I stated in our press release last week, our mission isn't over yet.

People say building a company from scratch is very hard; turning around a company is even harder. This is indeed very true in our case.

Fortunately, we have executed our game plan very well in Phase I of our 24-month turnaround plan, solidifying our financials and stabilizing the installed base.

Yet we cannot forget why we are here. As highlighted in our corporate overview, since 1993, BroadVision has been driving innovation in e-business. Such is the vision we will continue to aspire to and the mission we will thrive on -- as is evidenced with our comprehensive product roadmap announcement today. Most of these new products are either immediately available or will be available very soon -- so we are not dealing with pie-in-the-sky, but rather something very tangible and practical.

Therefore we enter 2007, and Phase II of our turnaround plan, with a great deal of enthusiasm and a clear understanding of how much hard work remains in front of us. But our goal is simple, that is to lay all the groundwork this year, so that we can return the company to growth in 2008 and beyond.

Thank you for listening. Now we'll open up for some questions.